EXHIBIT 4.4

                       FORM OF AGENT WARRANT CERTIFICATE


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THESE  SECURITIES  HAVE NOT BEEN  REGISTERED  WITH THE  SECURITIES  AND EXCHANGE
COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO
AN  AVAILABLE   EXEMPTION  FROM,  OR  IN  A  TRANSACTION  NOT  SUBJECT  TO,  THE
REGISTRATION   REQUIREMENTS  OF  THE  SECURITIES  ACT  AND  IN  ACCORDANCE  WITH
APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) UNLESS THE WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND THE CORPORATION RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO SUCH EFFECT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) FEBRUARY 27, 2007, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THIS WARRANT CERTIFICATE IS VOID IF NOT EXERCISED ON OR BEFORE 4:30 P.M. (CALGARY TIME) ON THE LATER OF: (A) FEBRUARY 27, 2008; AND (B) SIX MONTHS FROM THE DATE THE SECURITIES ARE FREE FROM TRADING RESTRICTIONS IN THE UNITED STATES AND CANADA TO A MAXIMUM OF FEBRUARY 27, 2009.

                            AGENT WARRANT CERTIFICATE

                            PATCH INTERNATIONAL INC.
                 (Incorporated under the laws of Nevada, U.S.A.)


WARRANT                                     *  WARRANTS, each  Warrant entitling
CERTIFICATE NO. AW-FEB 07-01                the  holder  to  acquire, subject to
                                            adjustment,  one  (1)  Common  Share
                                            for each Warrant represented hereby.

                             THIS IS TO CERTIFY THAT

                          CANACCORD CAPITAL CORPORATION
                                TRANSCANADA TOWER
                       SUITE 2200 - 450 - 1ST STREET S.W.
                            CALGARY, ALBERTA T2P 5P8

(hereinafter referred to as the "HOLDER" or the "WARRANTHOLDER") is entitled to acquire for each Warrant represented hereby, in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time after the date Canaccord Capital Corporation receives written confirmation from counsel to the Corporation that the Corporation has increased its authorized number of shares of common stock, US $0.001 par value ("COMMON SHARES") to a number not less than 200,000,000 Common Shares, as evidenced by a Certificate of Amendment for Nevada Profit Corporations filed with the Secretary of State of Nevada, which has come into effect,



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until 4:30 p.m. (Calgary time) (the "EXPIRY TIME") on the later of: (a) February
27, 2008; and (b) six months from the date the Non-Flow Through Special Warrants, the Flow-Through Special Warrants, the Common Shares, the Bonus Warrants, the Additional Shares, the Damages Shares, the Agents' Warrants and the Agents' Warrant Shares (as such terms are defined in the Agency Agreement dated February 27, 2007 among the Corporation, Canaccord Capital Corporation and Wellington West Capital Markets Inc.) are free from trading restrictions in the United States and Canada to a maximum of February 27, 2009, one (1) fully paid and non-assessable share Common Shares in the capital of Patch International Inc. (the "CORPORATION") as constituted on February 27, 2007, subject to adjustment as herein provided.

This Warrant is issued subject to the terms and conditions appended hereto as SCHEDULE "A".

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by a duly authorized officer.

DATED for reference this 27th day of February, 2007.

                                       PATCH INTERNATIONAL INC.




                                       Per:
                                           -------------------------------------
                                           Michael S. Vandale
                                           President and Chief Executive Officer




                   (SEE TERMS AND CONDITIONS ATTACHED HERETO)



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                                        3

                                  SCHEDULE "A"

                        TERMS AND CONDITIONS FOR WARRANT

Terms and Conditions attached to the Warrant issued by Patch International Inc. and dated for reference February 27, 2007.

                                   ARTICLE 1
                                 INTERPRETATION

1.1      DEFINITIONS

         In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

         (a) "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks are not open for business in Calgary, Alberta;

         (b) "COMMON SHARES" means, subject to Article 4, the shares of common stock, US $0.001 par value in the capital of the Corporation as presently constituted;

         (c) "CORPORATION" means Patch International Inc. unless and until a successor corporation shall have become such in the manner prescribed in Article 6, and thereafter "Corporation" shall mean such successor corporation;

         (d)      "CORPORATION'S   AUDITORS"   means  an  independent   firm  of
                  accountants duly appointed as auditors of the Corporation;

         (e) "CURRENT MARKET PRICE" at any date shall be the weighted average price per Common Share for the twenty-five (25) consecutive trading days preceding such date; provided if the Common Shares are then traded on more than one stock exchange, then on the stock exchange on which the largest volume of Common Shares were traded during such twenty-five (25) consecutive trading day period. The weighted average price per Common Share shall be determined by dividing the aggregate sale price of all Common Shares sold on such exchange or market, as the case may be, during the said twenty-five (25) consecutive trading days by the total number of shares so sold. For purposes of this definition, trading day means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business. Should the Common Shares not be listed on any stock exchange the current market price per Common Share at any date shall be determined by the board of directors of the Corporation, acting reasonably;

         (f) "DIVIDENDS PAID IN THE ORDINARY COURSE" means any dividends, whether in cash, in securities of the Corporation, in specie, in kind or otherwise in property or other assets, declared payable or paid on the Common Shares in any fiscal year of the Corporation to the extent that the aggregate of such cash dividends or the fair market value thereof, as bona fide determined by the directors of the Corporation, of such dividends in securities, in specie, in kind or otherwise in property or other assets declared and payable or paid from the beginning of the fiscal year of the Corporation in which such dividend is declared to the date of such declaration of such dividend, including in such calculation the dividend in question, does not exceed the retained earnings of the Corporation as at the date of declaration of such dividends;

         (g) "EXCHANGE" means the NASD Over the Counter Bulletin Board or such other stock exchange on which the Corporation's Common Shares are listed and posted for trading;

         (h) "EXERCISE PRICE" means the price of US$1.50 per share, expressed in lawful money of the United States;



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                                       4


         (i)      "EXPIRY TIME" means 4:30 p.m.  (Calgary time) on the later of:
                  (a) February 27, 2008; and (b) six months from the date the Securities are free from trading restrictions in the United States and Canada to a maximum of February 27, 2009;

         (j) "HEREIN", "HEREBY" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression "Article" and "Section" followed by a number refer to the specified Article or Section of these Terms and Conditions;

         (k) "ISSUE DATE" means the issue date of the Warrant shown on the face page of the Warrant Certificate;

         (l)      "PERSON"  means  an  individual,   corporation,   partnership,
                  trustee or any unincorporated organization and words importing persons have a similar meaning;

         (m) "SECURITIES" means Non-Flow-Through Special Warrants, the Flow-Through Special Warrants, the Common Shares, the Bonus Warrants, the Additional Shares, the Damages Shares, the Agents' Warrants and the Agents' Warrant Shares as such terms are defined in the Agency Agreement dated February 27, 2007 among the Corporation, Canaccord Capital Corporation and Wellington West Capital Markets Inc.;

         (n) "WARRANT" means the warrant to acquire Common Shares evidenced by the Warrant Certificate;

         (o) "WARRANT CERTIFICATE" means the certificate to which these Terms and Conditions are attached; and

         (p) words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.2      INTERPRETATION NOT AFFECTED BY HEADINGS

         The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

1.3      APPLICABLE LAW

         The terms hereof and of the Warrant shall be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable thereto.

                                   ARTICLE 2
                                ISSUE OF WARRANT

2.1      ISSUE OF WARRANTS

         That number of Warrants set out on the Warrant Certificate are hereby created and authorized to be issued.

2.2      ADDITIONAL WARRANTS

         Subject to any other written agreement between the Corporation and the Warrantholder, the Corporation may at any time and from time to time undertake further equity or debt financing and may issue additional Common Shares, preferred shares, warrants or grant options or similar rights to purchase Common Shares to any person.

2.3      ISSUE IN SUBSTITUTION FOR LOST WARRANTS

         If the Warrant Certificate becomes mutilated, lost, destroyed or stolen:


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                                       5


         (a) the Corporation shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate; and

         (b) the holder shall bear the cost of the issue of a new Warrant Certificate hereunder and in the case of the loss, destruction or theft of the Warrant Certificate, shall furnish to the Corporation such evidence of loss, destruction, or theft as shall be satisfactory to the Corporation in its discretion and the Corporation may also require the holder to furnish indemnity in an amount and form satisfactory to the Corporation in its discretion, and shall pay the reasonable charges of the Corporation in connection therewith.

2.4      WARRANTHOLDER NOT A SHAREHOLDER

         The Warrant shall not constitute the holder a shareholder of the Corporation, nor entitle it to any right or interest in respect thereof except as may be expressly provided in the Warrant.

2.5      TRANSFER OF WARRANTS

         The holder may transfer all or a portion of the Warrants represented hereby by completion of SCHEDULE "A" and remitting the same to the Corporation for transfer. If less than all of the Warrants are to be transferred, a new Warrant Certificate representing the balance of the Warrants not transferred shall be issued in the name of the holder.

                                   ARTICLE 3
                             EXERCISE OF THE WARRANT

3.1      METHOD OF EXERCISE OF THE WARRANT

The right to purchase Common Shares conferred by the Warrant Certificate may be exercised, at any time and from time to time after the date Canaccord Capital Corporation receives written confirmation from counsel to the Corporation that the Corporation has increased its authorized number of Common Shares to a number not less than 200,000,000 Common Shares, as evidenced by a Certificate of Amendment for Nevada Profit Corporations filed with the Secretary of State of Nevada, which has come into effect and prior to the Expiry Time, by the holder surrendering it, with a duly completed and executed exercise form substantially in the form attached hereto as SCHEDULE "B" and cash or a certified cheque payable to or to the order of the Corporation, at par in Calgary, Alberta, for the purchase price applicable at the time of surrender in respect of the Common Shares subscribed for in lawful money of Canada, to the Corporation at the principal office of the Corporation in Calgary, Alberta (presently at Suite 310, 441 - 5th Avenue S.W., Calgary, Alberta, T2P 3E6).

3.2      EFFECT OF EXERCISE OF THE WARRANT

         (a) Upon surrender and payment as aforesaid the Common Shares so subscribed for shall be issued as fully paid and non-assessable shares and the holder shall become the holder of record of such Common Shares on the date of such surrender and payment; and

         (b) Within three (3) business days after surrender and payment as aforesaid, the Corporation shall forthwith cause the issuance to the holder a certificate for the Common Shares purchased as aforesaid.

3.3      SUBSCRIPTION FOR LESS THAN ENTITLEMENT

         The holder may subscribe for and purchase a number of Common Shares less than the number, which it is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any purchase of a number of Common Shares less than the number which can be purchased pursuant to the Warrant Certificate, the holder shall be entitled to the return of the Warrant Certificate with a notation on the grid attached hereto as SCHEDULE "C" (the


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                                       6


"GRID") showing the balance of the Common Shares which it is entitled to purchase pursuant to the Warrant Certificate which were not then purchased.

3.4      EXPIRATION OF THE WARRANT

         After the Expiry Time all rights hereunder shall wholly cease and terminate and the Warrant shall be void and of no effect.

3.5      LEGEND ON COMMON SHARE CERTIFICATES

                  The holder acknowledges that Common Shares received on exercise of the Warrants may be subject to a "hold period" or "restricted period" under applicable securities laws if the Warrants are exercised prior to the expiry of the hold period or restricted period applicable to the Warrants and the certificate representing such Common Shares will bear a legend to such effect.

                                    ARTICLE 4
                                   ADJUSTMENTS

4.1      ADJUSTMENT OF EXERCISE PRICE, ETC.

         The purchase rights in effect at any date attaching to the Warrants shall be subject to adjustment from time to time as follows:

         (a) If and whenever at any time from the date hereof and prior to the Expiry Time, the Corporation shall:

                  (i) subdivide, redivide or change its outstanding Common Shares into a greater number of shares;

                  (ii) reduce, combine or consolidate its outstanding Common Shares into a smaller number of shares; or

                  (iii) issue Common Shares or securities convertible or exchangeable into Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend other than a dividend paid in the ordinary course;

                  the Exercise Price in effect on the effective date of such subdivision, redivision, change, reduction, combination or consolidation or on the record date for such issue of Common Shares or securities convertible or exchangeable into Common Shares by way of a stock dividend, as the case may be, shall be adjusted immediately after such effective date or record date, as the case may be, so that it shall equal the price determined by multiplying the Exercise Price in effect on such date by a fraction of which the numerator shall be the total number of Common Shares outstanding immediately prior to such date and the denominator shall be the total number of Common Shares outstanding immediately after such date (including, in the case where securities convertible into or exchangeable for Common Shares are issued, the number of Common Shares that would have been outstanding had such securities been converted into or exchanged for Common Shares on such record date). Such adjustment shall be made successively whenever any event referred to in this Subsection shall occur; any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares, or securities convertible into Common Shares, under Subsections (a), (b) and (c) of this Section 4.1. To the extent that any such securities convertible into or exchangeable for Common Shares are not converted into or exchanged for Common Shares prior to the expiration of the conversion or exchange right, the Exercise Price shall be readjusted effective as at the date of such expiration to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued on the exercise of such conversion or


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                                       7


                  exchange right. Upon any adjustment of the Exercise Price pursuant to subsection 4.1(a), the number of Common Shares purchasable under each Warrant shall contemporaneously be adjusted by multiplying the number of Common Shares theretofore purchasable on the exercise thereof by a fraction of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment.

         (b) If and whenever at any time from the date hereof and prior to the Expiry Time the Corporation shall fix a record date, for the issuance of rights, options or warrants (other than the Warrants) to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than forty-five (45) days after such record date, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, the Exercise Price in effect on such record date shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible or exchangeable). Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date, had not been fixed or to the Exercise Price which would then be in effect based upon the number and aggregate price of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be. Upon any adjustment of the Exercise Price pursuant to this subsection 4.1(b), the number of Common Shares subject to the right of purchase under each Warrant shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment;

         (c) If and whenever at any time from the date hereof and prior to the Expiry Time the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of:

                  (i) shares of any class other than Common Shares (or other securities convertible into or exchangeable for Common Shares); or

                  (ii) rights, options or warrants (other than the Warrants) excluding (i) those referred to in subsection (b) of this Section 4.1, and (ii) those referred to in Subsection (b) of this Section 4.1 but exercisable at a price per share (or having a conversion or exchange price per share) not less than 95% of the Current Market Price; or

                  (iii)    evidences of its indebtedness; or

                  (iv) assets (excluding assets distributed as dividends paid in the ordinary course);

                  then, in each such case, the Exercise Price in effect on such record date shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market


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                                       8


                  Price per Common Share on such record date, less the aggregate fair market value (as determined by the directors of the Corporation acting reasonably and in good faith, which determination shall be conclusive) of such shares or rights, options or warrants or evidences of indebtedness or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share. Common Shares owned by or held for the account of the
                  Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be. Upon any adjustment of the Exercise Price pursuant to clauses (i) and (ii) of this subsection 4.1(c), the number of Common Shares subject to the right of purchase under each Warrant shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment;

         (d) If and whenever at any time from the date hereof and prior to the Expiry Time, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in Subsection (a) of this Section 4.1 or a consolidation, amalgamation or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Warrantholder who has not exercised his right of purchase prior to the effective date of such reclassification, reorganization, consolidation, amalgamation, merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept in lieu of the number of Common Shares then subscribed for by him but for the same aggregate consideration payable therefor, the number of shares or other securities of property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Warrantholder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Common Shares so subscribed for. To give effect to or to evidence the provisions of this subsection, the Corporation shall or shall impose upon its successor or such purchasing body corporate, partnership, trust or other entity, as the case may be, prior to or contemporaneously with any such reclassification, reorganization, consolidation, amalgamation, merger, sale or conveyance, an agreement or undertaking which shall provide, to the extent possible, for the application of the provisions set forth in this Warrant with respect to the rights and interests thereafter of the Warrantholders to the end that the provisions set forth in this Warrant shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Warrantholder is entitled on the exercise of his purchase rights thereafter. Any agreement or undertaking entered into between the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1 and which shall apply to successive reclassifications, reorganizations, amalgamations, consolidations, mergers, sales or conveyances;

         (e) The adjustments provided for in this Section in the Exercise Price and in the number and classes of shares which are to be received on the exercise of Warrants, are cumulative. After any adjustment pursuant to this Section, the term "Common Shares" where used in this Warrant shall be interpreted to mean shares of any class or classes which, as a result of all prior adjustments pursuant to this Section, the Warrantholder is entitled to receive upon the exercise of his Warrant, and the number of Common Shares indicated in any subscription made pursuant to a Warrant shall be interpreted to mean the number of shares of all classes which, as a result of all prior adjustments pursuant to this Section, a Warrantholder is entitled to receive upon the full exercise of a Warrant entitling the holder thereof to purchase the number of Common Shares so indicated.

         (f) In any case in which this Article 4 shall require that any adjustment in the Exercise Price be made effective immediately after a record date for a specified event, the Corporation may elect to defer until the occurrence of the event the issuance, to the holder of any Warrant exercised after that record date, of the Common Shares and other shares of the Corporation, if any, issuable upon the exercise of the Warrant over and above the Common Shares and other shares of the Corporation; provided, however, that the Corporation shall deliver to the holder an appropriate instrument evidencing the holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (g) No adjustment in the number of Common Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Common Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this subsection (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-hundredth of a share.

         (h) No adjustment in the number of Common Shares purchasable upon the exercise of each Warrant need be made under subsections
                  (b) and (c) if the Warrantholder elects to receive, and the Corporation issues and distributes the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those subsections which the Warrantholder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or record date with respect thereto.

4.2      VOLUNTARY ADJUSTMENT BY THE CORPORATION

         Subject to requisite Exchange approval, the Corporation may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Corporation.

4.3      CERTIFICATE OF ADJUSTMENT

         The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4, deliver a certificate of the Corporation to a Warrantholder specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Notwithstanding the foregoing, if the Corporation has given notice under Section
4.4 covering all the relevant facts in respect of such event, no such notice need be given under this Section 4.3.

4.4      NOTICE OF SPECIAL MATTERS

         The Corporation covenants that so long as any Warrant remains outstanding, it will give notice to the Warrantholder of its intention to fix a record date or closing date, as the case may be, for any event referred to in Subsections (a), (b) or (c) of Section 4.1 (other than the subdivision, redivision, change in number, reduction, combination or consolidation of its Common Shares) which may give rise to an adjustment in the Exercise Price, or its intention to take any action described in Subsection (d) of this Section 4.1 and, in each case, such notice shall specify the particulars of such event and the record date and/or the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given in each case not less than twenty-one (21) days prior to such applicable record date, closing date or effective date.

4.5      NO ACTION AFTER NOTICE

         The Corporation covenants with the Warrantholder that it will not close its transfer books or take any other corporate action which might deprive the holder of a Warrant of the opportunity of exercising his right of purchase pursuant thereto during the period of twenty-one (21) days after the giving of the notices set forth in Sections 4.3 and 4.4.

4.6      DETERMINATION OF ADJUSTMENTS

         If any questions shall at any time arise with respect to the Exercise Price or any adjustments hereunder, such question shall be conclusively determined by the Corporation's Auditors, or, if they decline to so act, any other firm of Chartered Accountants, in Calgary, Alberta, that the Corporation may designate and the Warrantholder, acting reasonably, may approve, and who shall have access to all appropriate records and such determination shall be binding upon the Corporation and the holder.

                                    ARTICLE 5
                          COVENANTS BY THE CORPORATION

5.1      RESERVATION OF COMMON SHARES

         The Corporation will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the rights of acquisition provided for in the Warrant Certificate.

                                    ARTICLE 6
                              MERGER AND SUCCESSORS

6.1      CORPORATION MAY CONSOLIDATE, ETC. ON CERTAIN TERMS

         Nothing herein contained shall prevent any consolidation, amalgamation or merger of the Corporation with or into any other corporation or corporations, or a conveyance or transfer of all or substantially all the properties and estates of the Corporation as an entirety to any corporation lawfully entitled to acquire and operate same, provided, however, that the corporation formed by such consolidation, amalgamation or merger or which acquires by conveyance or transfer all or substantially all the properties and estates of the Corporation as an entirety shall, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Corporation.

6.2      SUCCESSOR CORPORATION SUBSTITUTED

         In case the Corporation, pursuant to section 6.1 shall be consolidated, amalgamated or merged with or into any other corporation or corporations or shall convey or transfer all or substantially all of its properties and estates as an entirety to any other corporation, the successor corporation formed by such consolidation or amalgamation, or into which the Corporation shall have been consolidated, amalgamated or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Corporation hereunder and such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate and herein as may be appropriate in view of such amalgamation, merger or transfer.

                                    ARTICLE 7
                                   AMENDMENTS

7.1      AMENDMENT, ETC.

         This Warrant Certificate may only be amended by a written instrument signed by the Corporation and the Warrantholder.

                                    ARTICLE 8
                                     NOTICES

8.1      NOTICE TO CORPORATION

         Any notice to the Corporation under the provisions of this Warrant shall be valid and effective if delivered to or if given by telecopier or by mail, postage prepaid, addressed to the Corporation at Suite 310, 441 - 5th Avenue S.W., Calgary, Alberta, T2P 3E6 (facsimile: (403) 441-4395) Attention:
President, and shall be deemed to have been effectively given on the date of delivery or on the date of telecopy provided it is so received during business hours on a business day or failing which on the next business day, or, if mailed, five (5) days after actual posting of the notice. The Corporation may from time to time notify the Warrantholders in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

8.2      NOTICE TO WARRANTHOLDER

         Any notice to the Warrantholder under the provisions of this Warrant shall be valid and effective if delivered to or if given by telecopier or by mail, postage prepaid, addressed to such holder at their post office addresses appearing on the register of Warrantholders and shall be deemed to have been effectively given on the date of delivery or date of receipt, if during business hours and on a business day or failing which on the next business day and, if mailed, five (5) days following actual posting of notice.

                                  SCHEDULE "A"

                              TRANSFER OF WARRANTS

NOTE:    WARRANTS MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH APPLICABLE LAW.

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to _____________ ______________________________________ (print name and address of Assignee), __________ Warrants of Patch International Inc. registered in the name of the undersigned represented by the Warrant Certificate attached and irrevocably appoints __________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

         The undersigned certifies that all applicable Canadian and foreign securities laws and requirements of regulatory authorities respecting the transfer of the said securities have been complied with.

         DATED the _____ day of __________, ____.



----------------------------------           -----------------------------------
Signature Guaranteed                         (Signature of Warrantholder)

INSTRUCTIONS:

1. Signature of Warrantholder must be the signature of the person appearing on the face of this Warrant Certificate.

2. If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

3. The signature on the Transfer Form must be guaranteed by a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange or by a member of the Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words:
         "Signature guaranteed". Signature guarantees are not acceptable from treasury branches or credit unions unless they are members of the Stamp Medallion Program. In the United States, Signature Guarantees must be done by members of the "Medallion Signature Guarantee Program" only.

                                  SCHEDULE "B"

                                  EXERCISE FORM

TO:      Patch International Inc.

Terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Certificate held by the undersigned and issued by Patch International Inc. (the "Corporation").

The undersigned hereby exercises the right to acquire __________ Common Shares of the Corporation in accordance with and subject to the provisions of such Warrant Certificate and herewith makes payment of the purchase price in full for the said number of Common Shares.

The Common Shares are to be issued as follows:

Name:
            --------------------------------------------------------------------

Address in
full:
            --------------------------------------------------------------------

            --------------------------------------------------------------------

Note: If further nominees are intended, please attach (and initial) a schedule giving these particulars.

DATED this _____ day of _______________, 200___.


----------------------------------       ---------------------------------------
Signature Guaranteed                     (Signature of Warrantholder)


                                         ---------------------------------------
                                         Print full name


                                         ---------------------------------------
                                         Print full address

INSTRUCTIONS:

1. The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant
         Certificate   representing   the  Warrants   being   exercised  to  the
         Corporation.

2. If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder of the Exercise Form must be guaranteed by a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange or by a member of the Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: "Signature guaranteed". Signature guarantees are not acceptable from treasury branches or credit unions unless they are members of the Stamp Medallion Program. In the United States, Signature Guarantees must be done by members of the "Medallion Signature Guarantee Program" only.

3. If the Exercise Form is signed by a trustee, exercise, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

                                  SCHEDULE "C"

                              WARRANT EXERCISE GRID

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COMMON SHARES ISSUED    COMMON SHARES AVAILABLE   INITIALS OF AUTHORIZED OFFICER
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